                                                                   Exhibit 23(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on
Form S-8 of our report relating to the financial statements and financial statement schedules of AmCOMP Incorporated dated March 29, 2006, appearing in the Annual Report on Form 10-K of AmCOMP Incorporated for the year ended
December 31, 2005 and to the reference to us under the heading "Experts" in the
Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Fort Lauderdale, Florida
October 18, 2006